Exhibit 21
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                              LIST OF SUBSIDIARIES
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 NAME OF SUBSIDIARY                                  STATE OF INCORPORATION
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 AA DCAP Greenbrook Inc. (1)                              New Jersey
 AARD-VARK Agency, Ltd.(2)                                New York
 AIA-DCAP Corp.(3)                                        Pennsylvania
 Baron Cycle, Inc.(4)                                     New York
 Barry Scott Acquisition Corp.(4)                         New York
 Barry Scott Agency Inc.(4)                               New York
 Barry Scott Companies, Inc.(3)                           Delaware
 Blast Acquisition Corp.                                  Delaware
 DCAP Management Corp.                                    New York
 Dealers Choice Automotive Planning Inc.                  New York
 IAH, Inc.                                                Delaware
 Intandem Corp.                                           New York
 Payments Inc.                                            New York

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 (1)     Company owns 50% of outstanding Common Stock.
 (2)     A wholly-owned subsidiary of Barry Scott Acquisition Corp.
 (3)     A wholly-owned subsidiary of Blast Acquisition Corp.
 (4)     A  wholly-owned subsidiary of Barry Scott Companies, Inc.